UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 (Rule 14a-101)

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SAFEGUARD SCIENTIFICS, INC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The attached press release was issued by Safeguard Scientifics, Inc. on August 19, 2004.

CONTACT:
Janine Dusossoit
Vice President, Investor Relations
(610) 293-0600

SAFEGUARD SCIENTIFICS, INC.
TO ADJOURN SPECIAL MEETING
FROM AUGUST 19 TO SEPTEMBER 9, 2004

Wayne, PA, August 19, 2004 – Safeguard Scientifics, Inc. (NYSE: SFE), a leader in developing companies primarily in the information technology and healthcare life sciences areas, today announced its intention to convene its special shareholders meeting today as scheduled and adjourn the meeting until September 9, 2004 without a vote on the proposal relating to the pending merger of CompuCom Systems, Inc. (“CompuCom”) with an affiliate of Platinum Equity, LLC, which is described in Safeguard’s July 15, 2004 proxy statement. As previously disclosed, Safeguard, which has approximately 51% of the voting power of CompuCom’s capital stock entitled to approve the CompuCom merger, has agreed to vote its CompuCom shares in favor of the transaction, subject to the approval of Safeguard’s shareholders.

CompuCom has advised Safeguard that it intends to (i) distribute to its stockholders a proxy supplement containing information related to the pending CompuCom merger and (ii) adjourn its scheduled special stockholders meeting from August 19, 2004 until September 9, 2004 in order to afford its stockholders sufficient time to review such additional information. Accordingly, Safeguard has determined to (i) distribute to its shareholders a proxy supplement containing similar information related to the pending CompuCom merger and (ii) adjourn the Safeguard special meeting until September 9, 2004, the same day the CompuCom special meeting is expected to be reconvened.

Safeguard anticipates filing such proxy supplement with the Securities and Exchange Commission (the “SEC”) today, following which it will be available free of charge at the SEC’s web site at www.sec.gov, and mailing such proxy supplement to its shareholders beginning tomorrow, August 20, 2004.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

The Safeguard special meeting will be reconvened on September 9, 2004, at 1:00 p.m. local time, at CompuCom’s offices located at 7171 Forest Lane, Dallas, Texas. At the reconvened meeting, Safeguard expects to submit to a vote of its shareholders the CompuCom Merger Proposal described in its proxy statement and forthcoming proxy supplement and any other matters that are properly presented at the meeting.

About Safeguard
 Safeguard Scientifics, Inc. (NYSE: SFE) is a company that seeks to create long-term value by taking controlling interests primarily in information technology and healthcare life sciences companies and helping them develop through superior operations and management. Safeguard’s existing strategic companies focus on the following vertical markets: financial services, healthcare and pharmaceutical, manufacturing, retail and distribution, and telecommunications. For more information, visit www.safeguard.com.

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800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com